Exhibit 99.1

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Joinder”) is made and entered into as of July 24, 2019 by and among JFL Partners Fund LP, JFL Capital Management LP, JFL Capital Holdings LLC, JFL Capital Management LLC, Joseph F. Lawler, 22NW Fund, LP, 22NW, LP, 22NW Fund GP, LLC, Aron R. English, Jason M. Aryeh and Kenneth Lin (collectively, the “Existing Members”) and 22NW GP, Inc. (the “New Member”).

WHEREAS, the Existing Members are parties to that certain Joint Filing and Solicitation Agreement, dated as of March 13, 2019 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of (i) seeking representation on the Board of Directors of Merrimack Pharmaceuticals, Inc. (the “Company”) at the 2019 annual meeting of stockholders of the Company (including any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof), (ii) taking such other actions as the parties deem advisable and (iii) taking all other action necessary or advisable to achieve the foregoing; and

WHEREAS, the New Member desires to join the group formed by the Existing Members.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.            Effective immediately, the New Member is joined as a party to the Agreement.

2.            The New Member agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group (as defined in the Agreement), the terms of which are incorporated herein and made a part hereof.

3.            This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

JFL PARTNERS FUND LP

By:	JFL Capital Management LP General Partner

By:	JFL Capital Holdings LLC General Partner

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL MANAGEMENT LP

By:	JFL Capital Holdings LLC General Partner

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL HOLDINGS LLC

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

JFL CAPITAL MANAGEMENT LLC

By:	/s/ Joseph F. Lawler
	Name:	Joseph F. Lawler
	Title:	Managing Member

/s/ Joseph F. Lawler
JOSEPH F. LAWLER Individually and as attorney-in-fact for Jason M. Aryeh and Kenneth Lin

22NW FUND, LP

By:	22NW Fund GP, LLC General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

22NW, LP

By:	22NW GP, Inc. General Partner

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder

22NW FUND GP, LLC

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	Manager

/s/ Aron R. English
ARON R. ENGLISH

22NW GP, INC.

By:	/s/ Aron R. English
	Name:	Aron R. English
	Title:	President and Sole Shareholder